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                                  PRESS RELEASE

                            UNITED COMMUNITY BANCORP
                          ANNOUNCES ANNUAL MEETING DATE


Contact:    United Community Bancorp
            William F. Ritzmann, President and Chief Executive Officer
            (812) 537-4822

Lawrenceburg, Indiana - September 26, 2008 - United Community Bancorp (Nasdaq Global Market: "UCBA") announced today that the United Community Bancorp Annual Meeting of Stockholders will be held at 9:30 a.m., local time, on Thursday, November 13, 2008 at the Dearborn Adult Center, 311 W. Tate Street, Lawrenceburg, Indiana.

United Community Bancorp is the holding company of United Community Bank, headquartered in Lawrenceburg, Indiana. The Bank currently operates six offices in Dearborn County, Indiana.